Solésence, Inc. 10-K/A

Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350

(as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with this annual report of Solesence, Inc. (the “Company”) on Form 10-K/A for the year ending December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kevin Cureton, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.             The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 10, 2026

/s/ KEVIN CURETON
Kevin Cureton
President, Chief Executive Officer (Principal Executive Officer)